UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2006

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3250 Highway 128 East
Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02(b).  Appointment of Principal Officers

On July 18, 2006, the River Rock Entertainment Authority (the “Authority”) hired Mr. David Wolfe as its new Chief Financial Officer.  Mr. Wolfe has previously been employed as the Chief Financial Officer of Desert Diamond Casino in Tucson, Arizona from 2002 to 2005. Prior to that, he was the Finance Director of Isleta Casino and Resort in Albuquerque, New Mexico from 2001 to 2002 and the Controller at Sandia Casino in Albuquerque, New Mexico from 1999 to 2001. Mr. Wolfe is 50 years old.

On July 14, 2006, Mr. Harvey Hopkins announced his resignation of the title of the Chairman of the Board of Directors of the Authority (the “Board”), but that he will retain his position as a member of the Board.  Mr. Hopkins will remain the Chairman of Board of Directors of the Dry Creek Rancheria Band of Pomo Indians (the “Tribe”).  Mr. Hopkins was elected to the Boards of the Authority and the Tribe in November 2004.  On July 18, 2006, the Board announced that Ms. Betty Arterberry, the Vice Chairperson of the Authority, would assume the title of Chairperson of the Authority effective immediately. Ms. Arterberry has been Vice Chairperson of the Authority since its inception in November 2003.  Ms. Arterberry has served and will continue to serve as the Vice Chairperson of the Board of Directors of the Tribe since September 2001.

The Authority has furnished the press release announcing the hiring of Mr. Wolfe and the change of the Chairperson of the Authority as Exhibit 99.1 to this Form 8-K.  The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release of River Rock Entertainment Authority dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2006

River Rock Entertainment Authority

By:	/s/ Shawn S. Smyth
Shawn S. Smyth Chief Executive Officer